Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act. Asterisks denote omissions.

Exhibit 10.32

SALES AGENCY AGREEMENT

DATE:	July 1, 2005
BETWEEN:	ALPHATEC SPINE, INC. (hereinafter referred to as "Alphatec" or the "Company")
AND:	JEFF TOEDTMANN ENTERPRISES, LLC d/b/a SPECTRUM MEDICAL (hereinafter referred to as "Sales Agent")

WHEREAS Sales Agent has established and maintained a business office staffed with professional sales personnel in the Territory; and

WHEREAS Alphatec wishes to retain Sales Agent to sell its Products as in Exhibit A and Sales Agent wishes to act as Alphatec's exclusive Sales Agent within the Territory.

NOW THEREFORE, in consideration of the mutual covenants and provisions herein contained, the parties agree as follows:

1.    APPOINTMENT OF SALES AGENT

  Subject to the provisions of the Agreement, Alphatec hereby appoints Sales Agent and Sales Agent hereby accepts appointment as the Sales Agent for the products described in Exhibit A (hereinafter the "Products") with responsibility for the geographical areas listed on Exhibit B (hereinafter the "Territory"):

  1.1.
  Agent shall have the right to solicit orders for Products only from persons and entities having their places of business within the Territory and intending to use the Products so ordered within the Territory.

2.    SALES AGENTS' OBLIGATIONS

  In addition to any and all covenants, duties and obligations of Sales Agent set forth elsewhere in this Agreement, Sales Agent agrees:

  2.1.
  To use its best efforts to promote the sale of the Products throughout the Territory;

  2.2.
  To use its best efforts to meet or exceed the sales quotas established by Alphatec and approved by Sales Agent pursuant to this Agreement for each fiscal year during the term of this Agreement;

  2.3.
  To provide and maintain at least one place of business in the Territory;

  2.4.
  To bear all costs and liabilities relating to the conduct of its business, including but not limited to the cost and expense of providing and maintaining its place of business, the wages of its employees, the payment of commissions or other compensation to its agents or independent contractors, and its expenses incurred for or in connection with its performance under this Agreement;

  2.5.
  To refrain from making any representations or warranties in respect of the Products, except: a) those representations and warranties authorized in writing by Alphatec, in the form of brochures, memorandums, press releases, advertisements, specification sheets, or correspondences, and b) verbal technical assistance that Sales Agent received from Alphatec which was subsequently confirmed in writing by Sales Agent and Alphatec did not immediately object to said writing.

  2.6.
  To comply with all applicable laws and regulations in force in the Territory;

  2.7.
  To render reasonable assistance to Alphatec, on Alphatec's request, in the defense of any and all product liability claims;

  2.8.
  To refrain from disparaging Alphatec and their subsidiaries or its Products, or from otherwise injuring the reputation and good standing of Alphatec and their subsidiaries within the orthopedic marketplace;

  2.9.
  To assist Alphatec, on request, in ascertaining the credit standing of and in collecting receivables from any customer; and

  2.10.
  To attend, at its own expense, all sales meetings, training sessions, seminars, trade shows and the like for which Alphatec reasonably requests attendance by Sales Agent and assist as requested by Alphatec.

3.    ALPHATEC'S DUTIES AND OBLIGATIONS

  In order to assist Sales Agent in fostering the promotion and sale of Alphatec's Products, Alphatec agrees:

  3.1.
  To assist Sales Agent with advertising material, sales promotion aids, displays, catalogues, literature and convention assistance;

  3.2.
  To provide Sales Agent with New Product information and assist Sales Agent in promotional activities;

  3.3.
  To provide Sales Agent technical assistance, through sales seminars, meetings and training programs; and

  3.4.
  To provide Sales Agent with assistance in training Sales Agent's personnel;

  3.5.
  To make available to the Agent and their representatives, samples of Alphatec's products, to be used for detailing and demonstrating of these products. A sample of each product will be available for existing products, as well as every new Product introduced into the market by Alphatec which is offered to and accepted by Sales Agent under this contract.

4    QUOTATIONS, ORDERS AND PAYMENT

  4.1.
  Quotations:    Sales Agent will make quotations in respect to the sales of the Products only in accordance with Alphatec's then current policies and procedures and on prices established by Alphatec and Alphatec's terms and conditions of sale, including the terms of payment specified by Alphatec. The Sales Agent will assist Alphatec in obtaining the appropriate documentation needed for new customers (credit reports, sales tax exemptions, etc.).

  4.2.
  Orders:    Sales orders generated by Sales Agent will be submitted directly to Alphatec by the customer. If Sales Agent receives any order for Products, it will promptly forward it to Alphatec. Alphatec will establish and promulgate the criteria for sales orders to be generated by Sales Agent and Sales Agent will use its best efforts to secure sales orders that meet Alphatec criteria. Alphatec will have the right at anytime to reject any order in whole or in part. If Alphatec reasonably rejects any sales order generated by Sales Agent, then Sales Agent shall be notified immediately and given the opportunity to inform its customer or potential customer of said rejection in an attempt to preserve Sales Agent's business goodwill. On request of Sales Agent, Alphatec will confidentially and completely inform Sales Agent in writing of the specific reason or reasons for the rejection. On request of Alphatec, Sales Agent will not supply product to customers put on credit hold until released by Alphatec.

  4.3.
  Invoices:    Alphatec will invoice the customer for the purchased Products. Sales Agent will not invoice customers for the product unless expressly requested to do so by Alphatec in writing. Payments against invoices are to be made directly to Alphatec, without intervention by Sales Agent unless expressly requested in writing by Alphatec in each instance. If Sales Agent receives any payment from a customer, then Sales Agent will immediately forward the entire amount of such payment to Alphatec.

  4.4.
  Credits:    Alphatec will have the right to issue credits, make discounts and allowances, and/or accept returns of the Products. Sales Agent in an effort to be competitive with the orthopedic market or to develop new customers will have the right to request Alphatec to issue credits, make discounts and allowances and/or accept returns of the Products. Alphatec shall use business judgment in determining whether to grant Sales Agent's request.

5.    COMMISSIONS

  5.1.
  Rate:    As compensation for Sales Agent's performance under this Agreement, Alphatec will pay to Sales Agent a commission at the rate specified in Exhibit C on Alphatec's Net Sales of Products in the Territory during the term of this Agreement. For purposes of this Agreement, the terms "Net Sales" means total dollar sales volume of the Products, less

  5.1.1.
  Sales taxes and other governmental assessments;

  5.1.2.
  Shipping and insurance charges;

  5.1.3.
  Prompt payment discounts actually allowed;

  5.1.4.
  Returns allowed and credited; and

  5.1.5.
  Allowances and/or trade discounts allowed and credited. The commission will be deemed to have been earned by Sales Agent at the time Alphatec collects invoices from the customer. Alphatec may establish the commission rate applicable to any new Product or materially modified Product (not currently listed on Exhibit A), which Alphatec and Sales Agent shall include in this Agreement by way of an addendum signed by a duly authorized officer of Alphatec and Sales Agent.

  5.2.
  Payment:    Alphatec will make payment of commissions earned by Sales Agent in accordance with Alphatec's applicable policies and procedures. Commissions will be posted by the 30th day after the close of the month in which the applicable orders are received and shipped. Any commissions paid on outstanding accounts receivable at the close of the month that exceed the payment terms of net 90 days will be deducted from Sales Agent's commission. Upon collection of past due accounts commissions will be re-posted to the commission.

  5.3.
  Records:    Alphatec will keep and maintain accurate, complete and current books and records relating to commissions earned by Sales Agent. Upon payment of commission to Sales Agent by Alphatec, Alphatec shall provide Sales Agent with a detailed breakdown of the customer sales used to calculate the commission as well as any credit, discount, allowance or set-off taken by Alphatec or applied against Sales Agent commission. Any discrepancies should be reported to Alphatec within 30 (thirty) days of the receipt of the detailed statement. On written request from Sales Agent, Alphatec will permit an independent certified public accountant designated by and at the expense of Sales Agent, to audit Alphatec's books and records pertaining to commissions earned by Sales Agent, such audit to be conducted on Alphatec's premises during normal business hours.

  5.4.
  Credits:    In the event that Alphatec has previously paid Sales Agent commission on sales to a customer whose account is subsequently entitled to a credit, for returns or otherwise, and sufficient commission is not available to deduct the credit within the period, Alphatec will submit an invoice and a written explanation containing the reasons why Alphatec is entitled to reimbursement by Sales Agent of any portion or all of the commission previously paid to Sales Agent. Agreement between Sales Agent and Alphatec shall constitute Sales Agent to pay amount invoiced within 30 (thirty) days of said invoice.

  5.5.
  No Liability for Rejection of Order:    Alphatec will have no liability whatsoever to Sales Agent for commission payments for Alphatec's reasonable rejection of all or part of any order.

6.    SALES OBJECTIVE

  For each calendar year, during the term of this Agreement, including extensions, Alphatec will establish annual sales objectives for Products to be sold by the Sales Agent within the Territory as measured in dollar volume.

  If new product lines are added to the Product list during a calendar year an additional quota will be established for that line within that calendar year then added to the total quota for future periods.

7.    SAMPLES, PROMOTIONAL MATERIALS AND INSTRUMENTS

  7.1.
  Samples for Promotion of Products:    From time to time Alphatec may deliver to Sales Agent such items as samples, models, literature and instrumentation for use in promoting and selling the Products. Except for items actually purchased by Sales Agent or delivered by Sales Agent as unrestricted no-charge samples according to Alphatec's specific instructions, Alphatec will retain all right, title and interest in and to such items and Sales Agent will hold them in a fiduciary capacity.

  7.2.
  Records Maintained by Sales Agent:    Sales Agent will prepare and maintain accurate, complete and current books and records pertaining to the samples, models, literature, instrumentation and other promotional items, that are owned by Alphatec, including but not limited to type and quantity of each item and disposition thereof.

  7.3.
  Consignment Inventory Policy:    Alphatec shall establish for Sales Agent a Products inventory account. Except for the Products actually purchased by Sales Agent, Alphatec will retain all right, title and interest in and to such Products. Sales Agent will hold said products in a fiduciary capacity under an account titled "Consigned Inventory".

    Alphatec may request a physical inventory of Alphatec property held as consigned inventory by Sales Agent. Alphatec, at its expense, may elect to send a representative to review books and records of Sales Agent as they relate to consigned inventory as well as to physically audit the consigned inventory.

    Alphatec shall establish for all of its sales agents an Agent Consignment Inventory

    Policy. Said Policy shall enumerate all parties' rights, responsibility, duties, and obligations as they pertain to the consigned inventory. Said Policy shall be attached to this Agreement as Exhibit D.

    The level of Consigned Inventory for Sales Agent shall be established by Alphatec and approved by the Sales Agent.

    The level of total consigned inventory in the Sales Agent territory will be reviewed each quarter. The initial level will be based on the Dollar value of current price list for the list attached hereto as Exhibit E. If any Product is returned damaged, then Alphatec, to the extent possible, will repair or refurbish the Product and invoice Sales Agent for the cost of said repairs and handling. If the damaged Product cannot be repaired, then Alphatec shall invoice Sales Agent.

    Sales Agent will prepare and maintain complete and accurate books and records pertaining to all Consigned Inventory, including but not limited to the type and quantity of each Product as well as the disposition thereof. AGENT will supply Alphatec a copy of each agreement where consignment inventory is stocked by a hospital, on Sales Agent's premises or other mutually acceptable place during normal business hours with at least ten (10) days' prior written notice to Sales Agent. Failures or omissions on reports do not constitute a waiver of claims that Alphatec may have on the Sales Agent.

8.    SALES ACTIVITY BY ALPHATEC

  Alphatec reserves the right, at any time and from time to time, throughout the term of this Agreement, to engage in selling, promoting and/or other related activities concerning the Products in the Territory, so long as any sales of such activity will be credited to Sales Agent's account for purposes of determining achievement of sales quotas and calculating commissions. Prior to the commencement of any sales activity within the Territory for Product lines included in the contract, Alphatec shall notify Sales Agent of its intent to sell. AGENT will be invited to participate in all sales activity concerning product.

  8.1.
  Company reserves the right to sell the Products within the Territory to any person or entity offering to purchase and resell the Products as private label products so long as such person or entity is not at such time a company or person to whom Agent is actually selling the Products. In the event that private labeling occurs, if any, within the Territory, Alphatec may but is not obligated to modify Sales Agent's Monthly Sales Quotas to reflect the competitive impact of private labeling.

  8.2.
  Alphatec also reserves the right to sell the Products within the Territory to any Company-designated national, regional, or government person or entity, and Sales Agent shall service such account within the Territory in return for the applicable commission set forth in Exhibit C. If Sales Agent declines to service any such account, Company shall service such account itself and at its own expense, and Sales Agent shall receive no commission with respect to such account.

  8.3.
  Alphatec acknowledges it does not intend or desire to establish any customers as house accounts, however, under certain circumstances, Alphatec may find it necessary to establish certain customers as house accounts. Therefore, Alphatec also reserves the right with justification to designate certain customers or potential customers as house accounts. Justification for designation of a customer as a house account includes, without limitation, any customer having sales, service, marketing or technical service requirements beyond the facilities and abilities of Sales Agent and any customer who indicated to Alphatec an unwillingness to deal directly with Sales Agent. Alphatec reserves the right to deal directly with such house accounts for sale of the Products, which may include delivery of the Products within the Territory.

    Alphatec shall pay Sales Agent such commissions as are agreed upon between Alphatec and the Sales Agent for the services, if any, rendered by Sales Agent at the request of Alphatec in connection with sales of the Products to such house accounts that are delivered within the Territory. If no services are rendered by Sales Agent, then no commission shall be payable to Sales Agent.

  8.4.
  Alphatec also reserves the right to negotiate and establish clinical investigators and/or clinical centers to conduct clinical evaluations of the Products within the Territory. Alphatec may find it necessary to implement certain remuneration programs to the clinical investigators/clinical centers as compensation for sales of the Products, which may include delivery of the Products within the Territory. Alphatec shall pay such commissions to Sales Agent as are agreed upon between Alphatec and the Sales Agent for services, if any, rendered by Sales Agent at the request of Alphatec in connection with sales of Products obtained from these clinical investigators/clinical centers located within the Territory. If no services are rendered by Sales Agent, then no commission shall be payable to Sales Agent.

  8.5.
  Alphatec also reserves the right to work with any surgeon or medical center in the design and development of new products. Alphatec may find it necessary to provide special remuneration programs to the surgeon inventors/medical centers as compensation for their assistance and expertise in new product development. Alphatec reserves the right to deal directly with such surgeon inventors/medical centers for the sale of the Products. Alphatec shall pay to Sales Agent such commissions as are agreed upon between Alphatec and the Sales Agent for services, if any, rendered by Sales Agent at the request of Alphatec in connection with sales of the products to such surgeons/inventors/medical centers located within the Territory. If no services are rendered by Sales Agent, then no commission shall be payable to Sales Agent.

9.    RELATIONSHIP OF PARTIES

  Sales Agent is an independent contractor having only such authority to act for Alphatec as is expressly set forth in this Agreement. Sales Agent is not authorized to enter into any commitment or contract of any kind on behalf of Alphatec. Alphatec will not incur any liability whatsoever to any third party by reason of Sales Agent having exceeded its authority under the appointment granted by Alphatec herein or by reason of any misrepresentation by Sales Agent of its relationship to Alphatec or of Alphatec's products, warranties, policies, practices or procedures. If any claim of such liability is asserted against Alphatec, Sales Agent agrees to defend Alphatec and hold Alphatec harmless there from. Nothing contained in this Agreement is intended to be construed as creating or implying a relationship of principal and agent or employer and employee between Alphatec and Sales Agent or between Alphatec and Sales Agent's employees or agents, or a joint venture or partnership between Alphatec and Sales Agent.

10.    COMPLIANCE WITH LAWS AND REGULATIONS

  Alphatec and Sales Agent will each comply with all pertinent provisions of the Federal Food, Drug and Cosmetic Act, as the same may be amended from time to time, and with all regulations promulgated thereunder. Such compliance will include, but not be limited to, obtaining necessary market clearances and providing product labeling and safety and use instructions.

11.    REPORTS

  Sales Agent may be reasonably requested from time to time to submit to Alphatec written reports of Sales Agent's activities performed under this Agreement. Such reports will include a listing, by name and location, of customers contacted by Sales Agent, major opportunities being pursued, inquiries and/or problems reported by customers, physicians and/or users of the products, Sales Agent's recommendations respecting actions to be taken by Alphatec to secure orders, and any other pertinent matters requested by Alphatec to be included in such reports, for the relevant period to which the report applies.

12.    INDEMNIFICATION

  12.1.
  Alphatec shall indemnify and hold Sales Agent, its agents, employees, or other representatives harmless from and against any liability, loss, costs, expenses, attorneys' fees, or damages howsoever caused by reason of any act, neglect, default, or omission that is solely caused by or solely attributable to its agents, employees, or other representatives.

  12.2.
  Sales Agent shall indemnify and hold Alphatec, its agents, employees, or other representatives harmless from and against any liability, loss, costs, expenses, attorneys' fees, or damages howsoever caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person to property by reason of any act, neglect, default, or omission that is solely caused by or solely attributable to it, its agents, employees, or other representatives.

  12.3.
  Alphatec will indemnify and defend Sales Agent, Sales Agent's representatives, or employees against any and all suits or proceedings brought against it or them or any of them by any third parties based on one or more of the following claims in respect of the Products:

  12.3.1.
  Any claim alleging any liability, loss, cost or damage arising out of an alleged defect in (other than defects caused solely by acts or omissions of Sales Agent or Sales Agent's Representatives) or breach of warranty with respect to the Product;

  12.3.2.
  Any claim alleging that the Product infringes upon a duly issued United States patent;

  12.3.3.
  Alphatec further agrees to indemnify and hold harmless Sales Agent from and against any and all liability, loss, cost, expense, or damage incurred or awarded in connection with any claims described above;

  12.3.4.
  Alphatec's obligations under this paragraph are conditioned upon Sales Agent's timely performance of the following acts: (1) delivery to Alphatec of each notice, communication or other document relating to any such claim promptly after receipt by Sales Agent or Sales Agent's Representative of the same; and (2) any cooperation reasonably requested by Alphatec in connection with the defense or settlement of the claim. Alphatec shall have full control of the defense of any such claim.

13.    CONFLICTS OF INTEREST

  13.1.
  As long as Alphatec is not in default of this Agreement, Sales Agent covenants that, during the term of this Agreement, neither it nor any of its officers, employees or agents will engage directly or indirectly in any activity which materially conflicts with Sales Agent's faithful performance of the services covenants, commitments and obligations undertaken to be performed pursuant to this Agreement.

  13.2.
  [***]

14.    CONFIDENTIAL INFORMATION

  14.1.
  Obligation to Maintain Confidentiality:    From time to time Sales Agent will have access to certain confidential information relating to Alphatec or its business including but not limited to the internal organization of Alphatec; the names and responsibilities of management, supervisory and technical employees, operating plans, research and development activities, plans for acquisitions and mergers, manufacturing and/or sales activities, technical information concerning products (except as contained in marketing

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act. Asterisks denote omissions.

    or promotional literature furnished to Sales Agent for distribution), trade secrets, and names of suppliers (the "Confidential Information").

    Sales Agent covenants that it will hold all Confidential Information as a fiduciary, in strict at any time during the term of this Agreement or thereafter disclose any Confidential Information of which it has knowledge, in whole or in part, to any third party, or use same for its own benefit or for the benefit of any third party without the prior written consent of a duly authorized officer of Alphatec. During the term of this Agreement Sales Agent will be permitted, however, to disclose such part of the Confidential Information to those of its employees and/or agents as is necessary to be known by them to assist or enable Sales Agent to perform its services and obligations under this Agreement.

  14.2
  Exception:    The above restrictions on disclosure of Confidential Information shall not apply: (1) to the extent that the idea or information disclosed by Alphatec is already in the public domain or shall hereafter fall within the public domain without fault on the part of Sales Agent; or (2) if the right to use such information shall be validly obtained through license or disclosure from any third party.

  14.3
  Return of Confidential Information:    Upon Alphatec's written demand or upon expiration or termination of this Agreement, whether or not separate written demand has been made, Sales Agent will return promptly all Confidential Information to Alphatec to the extent held by Sales Agent in written, graphic or other tangible form, and all copies, summaries, notes and other write-ups thereof made by Sales Agent, its employees and agents.

15.    TERM AND TERMINATION

  15.1.
  This Agreement will become effective on July 1, 2005 and will continue until July 1, 2007. This agreement may be extended for one (1) year periods.

  15.2.
  Termination:    This Agreement may be terminated at any time by Alphatec or Sales Agent as set forth below:

  15.2.1.1.
  At any time by Alphatec upon sixty (60) days' written notice to the Sales Agent.

  15.2.1.2.
  At any time during its term or any extension thereof the Sales Agent fails to maintain adequate sales growth during each calendar year that the Agreement is in effect.

  15.2.1.3.
  If Sales Agent promotes or sells products that are in direct competition with current Alphatec products or new Alphatec products as they become available.

  15.2.1.4.
  If Sales Agent becomes insolvent or bankrupt, or files a voluntary petition in bankruptcy, or has filed for an involuntary petition in bankruptcy (unless such involuntary petition is withdrawn or dismissed within 30 (thirty) days after filing).

    15.2.1.5.
    If Sales Agent fails to cure any breach of a material covenant, commitment or obligation under this Agreement within 30 (thirty) days after receipt of written notice from Alphatec of such breach; provided, however, that if the breach is not willful, and is not a result of such gross neglect by Sales Agent as to constitute willfulness, the cure period will be extended for a time which is reasonable in the circumstances, provided Sales Agent promptly institutes the efforts necessary to effect a cure and exercises due diligence to complete the cure within such reasonable time, in which event the termination notice period will be 30 (thirty) days from and after the end of the cure period.

    15.2.1.6.
    If Sales Agent commits a breach of a material covenant, commitment or obligation under this Agreement which is of such a nature as not to admit of any readily realizable cure, including but not limited to, a breach of Sales Agent's obligations respecting Confidential Information, or of Sales Agent's covenants respecting conflicting activities, the termination notice period will be 30 (thirty) days.

    15.2.1.7.
    If Sales Agent is convicted of a First Degree Felony or an act of fraud, which materially impacts on its performance or its fiduciary duties hereunder, the termination notice period will be forthwith.

    15.2.1.8.
    If Sales Agent fails to promote, sell, or demonstrate sales activity with measured results within the first 90 (ninety) days of this Agreement; the Agreement can be terminated by Alphatec. Sales results will be measured against the quota for the territory.

    15.2.1.9.
    If Alphatec becomes insolvent or bankrupt, or files a voluntary petition in bankruptcy, or has filed for an involuntary petition in bankruptcy (unless such involuntary petition is withdrawn or dismissed within 30 (thirty) days after filing), or admits in writing an inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or initiates reorganization proceedings, or has a trustee or receiver appointed for it, in any one or more of which events the termination notice period will be forthwith.

    15.2.1.10.
    If Alphatec fails to cure any breach of a material covenant, commitment, duty or obligation under this Agreement within 30 (thirty) days after receipt of written notice from Sales Agent to Alphatec of such breach except that is the breach is not willful, and not the result of such gross neglect by Alphatec as to constitute willfulness, then the cure period will be extended for a time which is reasonable in the circumstances, provided that Alphatec promptly institutes the efforts necessary to effect a cure and exercises due diligence to complete the cure within such reasonable time), in which event the termination period will be 30 (thirty) days after the end of the cure period.

  15.3.
  Right of Termination Absolute:    The right of either party to terminate this Agreement as set forth is absolute. The party availing itself of such right will not be liable to the other party for any loss, damage, indemnity, cost, expense or thing of any kind or nature whatsoever by reason of the mere exercise of such right of termination, and any and all claims of such liability and the right to make such claims are hereby expressly waived, except payment owed or other liability to the other party which existed under the terms of this Agreement prior to termination. Exercise of the right of termination will not be exclusive but will be in addition to all other rights and remedies set forth in this Agreement.

  15.4.
  Remedies:    Upon early termination of this Agreement, the parties will be entitled to such rights and remedies as are set forth in this Agreement, or available under applicable law except to the extent that rights, remedies or damages are limited by this Agreement.

  15.5.
  Disposal of Materials:    Upon expiration or termination of this Agreement, Sales Agent will dispose of any and all samples, instrumentation, promotional material, Confidential Information and other materials supplied by Alphatec or as to which Sales Agent owes to Alphatec a fiduciary duty of trust and care, in the specific manner set forth in this Agreement unless instructed otherwise in writing by a duly authorized officer of Alphatec. Sales Agent will offer to sell any such materials for which Alphatec has been paid by Sales Agent back to Alphatec at the original purchase price, less depreciation per schedule, and any credits and allowance applied to Sales Agent's account for the Products, or at the prices listed in Alphatec's then-current price schedule, whichever is less.

  15.6.
  Commission:    Sales Agent will not be entitled to or earn commissions on sales of the Products that are invoiced in the Territory after the effective date of expiration or termination of this Agreement. Alphatec and Sales Agent will undertake to reconcile all matters pertaining to commission and other amounts, if any, owed by either party to the other up to the effective date of expiration or termination, as promptly as practicable thereafter, and will settle accounts between them in good faith not later than 90 (ninety) days after the effective date of expiration or termination of this Agreement.

16.    OTHER PROVISIONS

  The terms of the Agreement shall be deemed to include, and the same are hereby incorporated by this reference, the provisions of the following exhibits:

Exhibit A	Products
Exhibit B	Territory
Exhibit C	Commission Rate
Exhibit D	Agent Consigned Inventory
Exhibit E	Initial Inventory
Exhibit F	Sales Quotas

17.    TRADEMARKS AND TRADE NAMES:

  17.1.
  Sales Agent acknowledges that Alphatec or its subsidiaries is the owner of the trademarks, trade names, copyrights and other intellectual property (collectively, "Trademarks") used in the promotion and sale of the Products, and that Sales Agent has no property rights in or to such Trademarks. Alphatec, on behalf of itself and its subsidiaries, hereby grants to Sales Agent a non-exclusive, non-transferable limited license to use the Trademarks solely in connection with its promotion, marketing and sales of the Products pursuant to the terms of this Agreement. Sales Agent shall have no further rights or interest in any such Trademarks. Sales Agent shall never contest the exclusive right of Alphatec or any of its subsidiaries to such Trademarks. Sales Agent may indicate on its advertising and promotion and on its stationery that it is an "authorized exclusive Agent" of the Products for the Territory. Sales Agent has no permission to and will not adopt, use or register as trademark, trade name, business name, or corporate name or part thereof, whether during the term of this Agreement or after its termination, any word, or symbol similar to any of the Trademarks.

  17.2.
  Sales Agent acknowledges and agrees that any patent on the Products acquired by Alphatec or any of its subsidiaries and any patent applications on the Products filed by Alphatec or any of its subsidiaries are the sole and exclusive property of Alphatec or such subsidiary and that throughout the term of this Agreement and following its termination, Sales Agent will not do anything inconsistent with such ownership, will not directly or indirectly challenge the title of Alphatec or any of its subsidiaries to the same and will not attack the validity of such patents, patent application or this Agreement. Sales Agent further acknowledges that each of the Products is proprietary to Alphatec and its subsidiaries and may not be copied and that all rights of design and invention are reserved to Alphatec and its subsidiaries.

  17.3.
  Sales Agent agrees to promptly notify Alphatec of any unauthorized use of the Trademarks or infringement of Alphatec's or its subsidiary's patents by others as it comes to Sales Agent's attention.

  17.4.
  Sales Agent and its Representatives shall submit to Alphatec all ideas concerning any modifications and improvements to existing Products. Further, all such product ideas are, and shall remain, the sole property of Alphatec because Alphatec has provided Sales Agent and its Representatives with special knowledge and has placed Sales Agent and its Representatives in a position to formulate ideas concerning the Products. Sales Agent prospectively assigns such ideas to Alphatec and hereafter shall acquire no right or interest in such ideas and shall assist Alphatec and take such actions as is necessary to vest such rights and interests in Alphatec and shall require its Representatives at the time of entering into any relationship with Sales Agent, to enter into a written agreement containing covenants relating to ideas concerning Products complying with the terms of this Article 17.

  17.5.
  Sales Agent acknowledges that any and all technical, engineering, manufacturing, business, or financial information and knowledge about Alphatec, its subsidiaries, and their respective products, services, standards, specifications, procedures and techniques, and all other trade secrets, ideas, research, methods, improvements, patents and copyrighted material, and all other confidential information, and the good will associated with them, (collectively, "Confidential Information"), owned or developed by Alphatec or any of its subsidiaries are, and shall remain, confidential and the sole and exclusive property of Alphatec, despite any direct or indirect disclosure of same to Sales Agent or any of its Representatives. Sales Agent agrees to keep all Confidential Information confidential and to use it only for the purpose of performing its authorized obligations under this Agreement and in the manner authorized by Alphatec. During the term of this Agreement and following the termination of this Agreement, neither Sales Agent nor any of its Representatives shall, directly or indirectly, copy or disclose to any other person or entity, or use for any purpose other than as contemplated by this Agreement, any Confidential Information.

18.    ASSIGNMENT OF AGREEMENT AND/OR TRANSFER OF OWNERSHIP OF SALES AGENT

  This Agreement may not be assigned or ownership of Sales Agent may not be transferred without the written consent of Alphatec, said consent shall not be unjustly or untimely withheld. In the event Sales Agent desires to assign this Agreement of transfer ownership of the business then Sales Agent shall notify Alphatec in writing and request Alphatec's approval of the transfer or assignment. Along with the request to transfer or assignment Sales Agent shall tender all pertinent information about the transaction and the assignee or buyer. Upon receipt of Sales Agent's request, Alphatec shall have 10 (ten) days to review the information and make a determination of whether to consent to the proposed transaction.

  This Agreement may be transferred or assigned to an individual or individuals that currently represents Sales Agent's Products within the assigned territory. The assignment of the Agreement to another party will be at the sole discretion of Alphatec.

19.    LIMITATION OF LIABILITY

  19.1.
  Force Majeure:    Notwithstanding any other provision of this Agreement to the contrary, except for payments rightfully owed by either party to the other party (the time for which will not be affected by the provisions of this Agreement), neither party will have any liability whatsoever to the other party or to any third party for any failure or delay in performance of any obligation under this Agreement if directly or indirectly caused by or resulting from force majeure, including but not limited to, any act of God, governmental act or regulation, judicial decree or order, outbreak of hostilities (whether or not war is declared), insurrection, riot, civil disturbance, climatic conditions, fire, flood, explosion, accident, theft, shortage of materials, energy shortages, delay or failure of carriers, subcontractors or suppliers, strike or other labor difficulty, lock-out or trade dispute (whether involving its employees or other parties), or any other events or circumstances (whether or not of the same or similar kind to those enumerated) beyond its reasonable control (and in the case of Sales Agent, beyond its and respective agent's control and without the fault of negligence of either). In any such event affecting the production or delivery of Products, Alphatec may allocate production and delivery of the affected products among its sales agents, distributors and customers. If the affected party's performance is suspended or delayed because of any such event or circumstance beyond its reasonable control, despite its best efforts to correct the cause and resume performance, the period of performance will be correspondingly extended.

  19.2.
  Any dispute under this Agreement shall be settled by arbitration in Carlsbad, California. Each party shall, upon written demand of either, select a competent and disinterested arbitrator. The two arbitrators so named select a third arbitrator, or if unable to agree thereon within 30 (thirty) days, then, upon request of Alphatec or the Sales Agent, such third arbitrator shall be selected by a judge or a court of record in San Diego County. The arbitrators shall then hear and determine the question or questions so in dispute, and Alphatec and Sales Agent, each of whom shall pay its chosen arbitrator and all other expenses of the arbitrator provided that attorney fees and fees paid to expert or other witnesses are not deemed to be expenses of arbitration but are to be borne by the party incurring them. Any award of arbitrators may be entered as judgment in any court of record and any award of arbitrators shall be binding on the parties hereto and not appealable.

20.    GENERAL PROVISIONS

  20.1.
  Entire Agreement:    This Agreement contains the entire agreement and understanding between the parties respecting the subject matter hereof, and supersedes all prior and collateral agreements and understandings, regardless of form or nature between the parties respecting that subject matter.

  20.2.
  Extensions and Modifications:    No extension, modification or supplement to this Agreement will be effective unless made in writing and signed by a duly authorized officer of each party.

  20.3.
  Binding Effect:    This Agreement will be binding upon Sales Agent, Alphatec and their respective successors and permitted assigns.

  20.4.
  Notices:    Any notice required, permitted or contemplated by this Agreement must be in writing, sent by facsimile, or nationally recognized overnight carrier, addressed to the other party as set forth below, or to such other address as may from time to time be substituted therefore by notice, or delivered in person to such other party. Except as otherwise provided in this Agreement, notices sent by facsimile will be effective on the date that written confirmation of the transmission of the facsimile is received by the sender and notices sent by overnight carrier shall be effective on the business day following written confirmation of delivery of the notice to such carrier. For purposes of notices, the addresses of the parties will be:

If to Alphatec:	Alphatec Spine, Inc. 2051 Palomar Airport Road Attention: Bill Pastor, Vice President Sales and Customer Service Phone: (760) 431-9286 Fax: (760) 431-1624
If to Sales Agent:	Spectrum Medical 2046 Campus Drive St Charles, MO 63301
  20.5
  Waivers:    Except as provided for within this Agreement, no delay or failure by either party to enforce or take advantage of any provision of this Agreement for non-performance or breach of any obligation hereunder by the other party, or to exercise any right hereunder, will constitute a waiver of the right of such party subsequently to enforce or take advantage of such provision or any other provisions hereof (unless performance has been resumed or the breach has been cured by the other party) or to exercise such right or any other right hereunder, unless such waiver is in writing signed by a duly authorized officer of the party against whom the waiver is claimed to apply, or unless the respective period for enforcement, taking advantage or exercise, as the case may be, has expired by the express terms of this Agreement.

  20.6
  Setoffs:    Alphatec reserves the right to set off any amounts owed by Sales Agent to Alphatec against any amount to Sales Agent by Alphatec upon the terms and conditions as hereon otherwise set forth.

  20.7
  Captions:    Captions and section or paragraph headings used in this Agreement are intended solely for convenience of reference, and are not to be used for purposes of construction or interpretation of this Agreement or any provision thereof.

  20.8
  Counterparts:    This Agreement may be executed in multiple counterparts, each of which will constitute an original, but all of which together will constitute one and the same Agreement.

  20.9
  Survival.    All obligations regarding use and disclosure of Confidential Information, ownership of intellectual property and indemnification shall survive the termination or expiration of this Agreement.

  20.10
  Change of Control.    The parties agree that in the event of a Change in Control (as defined below) of Alphatec during the term of this Agreement, the acquiring party, may, by providing written notice to the Sales Agent within 30 days following the closing of such transaction, terminate this Agreement upon paying to the Sales Agent, within such 30 day period, the sum of the commissions paid to the Sales Agent for the six month period, represented by the two most recently completed quarters prior to which the Sales Agent had agreed in writing to exclusively promote, sell and distribute Alphatec products and Alphatec had accepted such offer of exclusivity. For purposes of this Agreement, a "Change of Control" means a sale of Alphatec, whether by merger, consolidation or other transaction or series of related transactions, in which, in each case, the holders of Alphatec's voting securities outstanding immediately prior to the consummation of the transaction or the series of related transactions own securities with less than a majority of the voting power of Alphatec or a successor immediately after the transaction or such series of related transactions, or by sale of all or substantially all of Alphatec's assets..

21.    CONSTRUCTION AND VALIDITY

  21.1.
  Governing Law:    The validity, construction and enforcement of this Agreement and all matters related thereto or in connection therewith all be governed by the laws of the state of California and the venue of any action brought shall be in San Diego County, California.

  21.2.
  Invalidity:    If any provision of this Agreement is rendered or declared unlawful by reason of any existing or subsequently enacted law or by decree or order of a court of last resort, the remaining Alphatec provisions of this Agreement will continue in full force and effect. The parties will promptly meet and negotiate substitute provisions for those rendered or declared unlawful, retaining as much of the intent of the original provisions as is practicable without the defects that caused them to be unlawful.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ALPHATEC SPINE, INC.
By:	/s/ RONALD G. HISCOCK
Name:	Ronald G. Hiscock
Title:	President and Chief Operating Officer
JEFF TOEDTMANN ENTERPRISES, LLC d/b/a SPECTRUM MEDICAL
By:	/s/ JEFF TOEDTMANN
Name	(please print):
Title:

"EXHIBIT A"

PRODUCTS

        [***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act. Asterisks denote omissions.

"EXHIBIT B"

LIST OF SALES AGENT'S TERRITORY

        [***]

        The zip codes with the following first three digits in the [***]

        [***] (excluding the zip codes with the following first three digits [***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act. Asterisks denote omissions.

"EXHIBIT C"

COMMISSION RATE

        From [***] through[***] the commission rate on Net Sales for Products sold in the Territory shall be [***] (as defined in Section 5.1) [***] listed in Exhibit A based on Paragraph 3.

        From [***] through [***] the commission rate on Net Sales for Products sold in the Territory shall be [***] (as defined in Section 5.1) [***] listed in Exhibit A based on Paragraph 3. From [***] through [***] the Sales Agent shall be [***] in the aggregate upon the [***].

        Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if any sales are made against an award of contract or other purchase arrangement [***], then any sales resulting from such a contract will be [***]from which the Order was placed.

        [***] on a contract or bid, Alphatec reserves the right to [***].

        All accounts past due in excess of [***] can be charged [***] of a monthly unpaid balance.

        [***].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act. Asterisks denote omissions.

"EXHIBIT D"

SALES AGENT CONSIGNMENT INVENTORY POLICY

  •
  Inventory that is consigned to [***].

  •
  During the term of the contract and/or if the contract is terminated, Sales Agent is responsible for [***] of hospital list price on implants will be [***] with Alphatec.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act. Asterisks denote omissions.

"EXHIBIT E"

INITIAL INVENTORY

"EXHIBIT F"

SALES QUOTAS

2005:
July:	[***]
August	[***]
September —	[***]
October —	[***]
November —	[***]
December —	[***]
2006:
[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act. Asterisks denote omissions.